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                                               Filed under Rule 424(b)(3)
                                               File No. 333-63153


SUPPLEMENT NO. 24 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                             PACCAR FINANCIAL CORP.

                           MEDIUM-TERM NOTES, SERIES I


PRINCIPAL AMOUNT:                 $20,000,000
ORIGINAL ISSUE DATE:              9/2/99
MATURITY DATE:                    12/4/00
INITIAL INTEREST RATE:            To be Determined
INTEREST RATE INDEX:              3-Month LIBOR
SPREAD:                           Plus 10 Basis Points
INDEX SOURCE:                     Telerate page 3750
INDEX RESET FREQUENCY:            Quarterly on the 4th
INTEREST PAYMENT PERIOD:          Quarterly
INTEREST PAYMENT DATES:           Quarterly on the 4th Subject to Modified
                                  Business Day Convention as Defined by ISDA
ISSUE PRICE:                      100.00%
PROCEEDS TO COMPANY:              $19,970,000
COMMISSION/DISCOUNT:              0.15%
DAY COUNT CONVENTION:             Actual / 360


FORM OF NOTE (CHECK ONE):         Book-Entry                       [ X ]


                                  Certificate                      [   ]


AGENT/UNDERWRITER:                Merrill Lynch & Co.


DATED: AUGUST 25, 1999


The Agent/Underwriter, Merrill Lynch & Co. has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.